Exhibit 3.3

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 06:00 PM 12/18/2002 020782100 – 3604413

CERTIFICATE OF INCORPORATION

OF

CARLYLE-HORIZON HOLDINGS CORP.

FIRST: The name of the corporation (hereinafter sometimes referred to as the “Corporation”) is:

Carlyle-Horizon Holdings Corp.

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, New Castle County, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The aggregate number of all classes of shares which the Corporation shall have the authority to issue is one thousand (1,000) shares of common stock, par value of $0.01 per share (the “Common Stock”).

FIFTH: The rights, preferences, privileges and restrictions granted or imposed upon the Common Stock are as follows:

1. Dividends. The holders of the Common Stock shall be entitled to the payment of dividends when and as declared by the board of directors of the Corporation (the “Board”) out of funds legally available therefore and to receive other distributions from the Corporation, including distributions of contributed capital, when and as declared by the Board. Any dividends declared by the Board to the holders of the then outstanding Common Stock shall be paid to the holders thereof pro rata in accordance with the number of shares of Common Stock held by each such holder as of the record date of such dividend.

2. Liquidation, Dissolution or Winding Up. Subject to the rights of any holders of any class of preferred stock which may from time-to-time come into existence and which are then outstanding, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the funds and assets of the Corporation that may be legally distributed to the Corporation’s stockholders shall be distributed among the holders of the then outstanding Common Stock pro rate, in accordance with the number of shares of Common Stock held by each such holder.

3. Voting. Each holder of Common Stock shall have full voting rights and powers equal to the voting rights and powers of each other holder of Common Stock and shall be entitled to one (1) vote for each share of Common Stock held by such holder. Each holder of Common Stock shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation (as in effect at the time in question) and applicable law, on all matters put to a vote of the stockholders of the Corporation.

At all times, each holder of Common Stock of the Corporation shall be entitled to one vote for each share of Common Stock held by such stockholder standing in the name of such stockholder on the books of the Corporation.

SIXTH: The name and address of the Incorporator is as follows:

Eleanor R. Horsley

Latham & Watkins

555 Eleventh Street, NW

Suite 1000

Washington, D.C. 20004

SEVENTH: In furtherance and not in limitation of the power conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation subject to any limitations contained therein.

EIGHTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for the breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transactions from which the director derived an improper personal benefit.

NINTH: Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

TENTH: The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the General Corporation Law of the State of Delaware. All rights conferred upon stockholders herein are granted subject to this reservation.

ELEVENTH: To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) agents of the Corporation (and any other persons to which the DGCL permits the Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, by vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by the DGCL and applicable decisional law, with respect to actions for breach of duty to the Corporation, its stockholders, and others.

I, THE UNDERSIGNED, being the sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, herein declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 18th day of December, 2002.

Eleanor R. Horsley
Incorporator

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

CARLYLE-HORIZON HOLDINGS CORP.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Carlyle-Horizon Holdings Corp., a Delaware corporation (the “Corporation”), hereby certifies that:

1. The Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph of the present Article FOURTH and inserting in lieu thereof the following:

FOURTH: The aggregate number of all classes of shares which the Corporation shall have authority to issue is One Million (1,000,000) shares of common stock, par value of $.01 per share (the “Common Stock”). Upon the effectiveness of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, each share of the Corporation’s Common Stock outstanding as of May 1, 2003 shall be converted into, and shall thereafter represent 800 shares of the Corporation’s Common Stock with a par value of $.01 per share.

2. The Directors of the Corporation, by unanimous written consent, declared the foregoing amendment advisable and referred it to the stockholders of the Corporation for a vote and approval.

3. The sole stockholder of the Corporation has adopted and approved the foregoing amendment.

State of Delaware Secretary of State Division of Corporations Delivered 03:38 PM 05/19/2003 FILED 03:14 PM 05/19/2003 SRV 030323411 – 3604413 FILE

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation of the Corporation to be signed and executed in its corporate name by Gregory S. Ledford, its President this 19th day of May, 2003.

/s/ Gregory S. Ledford
By:	Gregory S. Ledford
Title:	President

2

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

CARLYLE-HORIZON HOLDINGS CORP.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Carlyle-Horizon Holdings Corp. (the “Corporation”), a Delaware corporation, hereby certifies that:

1.	The Certificate of Incorporation of the Corporation is hereby amended by deleting Article FIRST and inserting in lieu thereof a new Article FIRST to read as follows:

FIRST: The name of the corporation (hereinafter sometimes referred to as the “Corporation”) is:

Horizon Lines Holding Corp.

2.	The sole director of the Corporation by written consent approved the foregoing amendment; and

3.	The stockholder holding a majority of the issued and outstanding stock of the Corporation has adopted and approved the foregoing amendment by written consent.

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State of Delaware Secretary of State Division of Corporations Delivered 02:11 PM 12/04/2003 FILED 01:56 PM 12/04/2003 SRV 030777264 – 3604413 FILE

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed and executed in its corporate name by F. Mark Fariborz, its Vice President on this 2nd day of December, 2003.

By:
Name:	F. Mark Fariborz
Title:	Vice President